Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT
---------------------------------------------------------------------------

We consent to the incorporation by reference in Registration Statement Nos. 33-39646, 33-39648, 33-88470, 33-88472, 333-18869, 333-70561 of Parlex
Corporation on Form S-8 of our report dated September 27, 2001, appearing in the Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 2001.

/s/   Deloitte & Touche LLP

Boston, Massachusetts
September 28, 2001